EXHIBIT 23(j)(2)
                   Consent of Sutherland Asbill & Brennan LLP
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(Sutherland Asbill & Brennan LLP letterhead)






                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            SUTHERLAND ASBILL & BRENNAN LLP


                                      By:   /s/ Kimberly J. Smith
                                            ------------------------------------
                                            Kimberly J. Smith, Esq.


Washington, D.C.
June 13, 2000